UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2010

SKY PETROLEUM, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (512) 687-3427

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendment to Articles of Incorporation.

On October 8, 2010, pursuant to the terms of the Consultant Agreement for Business Development in the Republic of Albania, dated May 18, 2010, as amended June 29, 2010 and October 3, 2010 (“Consultant Agreement”) by and between Sky Petroleum, Inc. (the “Company”) and Orsett Ventures Inc., a British Virgin Islands company, the Company filed a Certificate of Designation with the Secretary of State for the State of Nevada to designate 5,000,000 shares of the Company’s preferred stock as shares of Series B Preferred Stock (the "Series B Preferred Shares").  For more information regarding the Consultant Agreement, see the Company’s Current Reports on Form 8-K filed with the SEC on May 25, 2010, June 30, 2010, and October 7, 2010.

The Series B Preferred Shares have the following preferences, qualifications, rights, and restrictions:

•
Series B Preferred Shares shall not be entitled to receive preference or priority to any cash dividend on the Common Shares.  In event of a dividend, holders of Series B Preferred Shares shall be entitled to a proportionate share of any such dividend as though such holders of the Series B Preferred Shares were the holders of the number of Common Shares or other capital stock of the Company into which such holders’ Series B Preferred Shares are convertible as of the record date fixed for the determination of the holders of Common Shares entitled to receive such dividend.

•	Series B Preferred Shares shall have no liquidation preference in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

•	Series B Preferred Shares will be non-voting, except with respect to amendments of the Certificate of Designation that adversely affect the rights of the holders of the Series B Preferred Shares.

•
Each Series B Preferred Share shall be convertible into 4.4 Common Shares (as adjusted for stock splits, reverse stock splits, stock dividends, stock reclassifications or stock reorganizations of the Common Shares).

•
Series B Preferred Shares shall not be converted by any holder, in whole or in part, and the Company shall not give effect to any such conversion of Series B Preferred Shares for a period of twelve (12) months from the date of initial issuance.

•
Series B Preferred Shares shall not be converted by any holder, in whole or in part, and Company shall not give effect to any such conversion of Series B Preferred Shares, if, after giving effect to such conversion, the holder, together with any affiliate (including any person or company acting jointly or in concert with such holder), would in the aggregate beneficially own, or exercise control or direction over, that number of voting securities of Company which is 4.99% or greater of the total issued and outstanding voting securities of Company during the ninety day period ending on the date of conversion, immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon any holder of Series B Preferred Shares providing the Company with sixty-one (61) days notice (the “Waiver Notice”) that such holder would like to waive the Beneficial Ownership Limitation, the Beneficial Ownership Limitation will be of no force or effect with regard to all or a portion of the Series B Preferred Shares as referenced in the Waiver Notice.

•
A Waiver Notice will not be required and the Beneficial Ownership Limitation shall automatically terminate three business days prior to a Change of Control of Company.  “Change of Control” means an acquisition by any third party (including any person or company acting jointly or in concert with such third party) of (i) 50% or more of the total issued and outstanding voting securities of Company or (ii) all or substantially all of Company’s assets.

•	Series B Preferred Shares shall contain customary anti-dilution provisions in the event of any stock split, stock dividend, capital reorganization or reclassification of the capital stock of Company.

The foregoing description of the preferences, qualifications, rights, and restrictions of the Series B Preferred Shares is  qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.6 to this Current Report on Form 8-K and which is hereby incorporated by reference into this Item 5.03.

Item 9.01  Exhibits.

Exhibit	Description
3.6	Certificate of Designation for Series B Preferred Stock

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SKY PETROLEUM, INC. (Registrant)

Dated: October 14, 2010	By: /s/ Michael D. Noonan Michael D. Noonan VP Corporate

EXHIBIT INDEX

Exhibit	Description
3.6	Certificate of Designation for Series B Preferred Stock